Exhibit 99.1

News Release

Contact:	David Amy, EVP & Chief Financial Officer
Lucy Rutishauser, VP-Corporate Finance & Treasurer
(410) 568-1500

SINCLAIR REPORTS THIRD QUARTER 2009 RESULTS

BALTIMORE (November 4, 2009) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months and nine months ended September 30, 2009.

“We are pleased to report that we have successfully restructured our balance sheet and addressed our cash flow needs,” commented David Smith, President and CEO of Sinclair.  “With the proceeds of our new $500 million senior secured second lien notes offering due 2017, we will be able to fund the tender offers of our 3% and 4.875% senior convertible bonds and repay a portion of our bank debt.  The bank credit facility was also amended and restated to allow for $75.4 million of the $135.9 million revolving commitments to be extended until 2013 and to raise $330 million of a new term loan B tranche due 2015 which was used to repay the term loan A tranches.  The potential cross-default with our LMA partner, Cunningham Broadcasting, was also resolved as they were successful in renegotiating their bank credit facility to obtain a three-year amortizing extension which will be funded through purchase option deposits made by Sinclair over the next three years.  This was a necessary step to provide the liquidity we need to continue to compete and to be in position to capitalize on the opportunities that may come before us under the new digital regime of the television broadcasting industry.”

Financial Results:

Net broadcast revenues from continuing operations were $136.4 million for the three months ended September 30, 2009, a decrease of 9.1% versus the prior year period result of $150.1 million.  The Company had operating income of $35.7 million in the three-month period, as compared to operating income of $37.4 million in the prior year period.  The Company had net income attributable to the parent company of $14.9 million in the three-month period versus net income attributable to the parent company of $10.2 million in the prior year period.  The Company reported diluted earnings per common share of $0.19 for the three-month period versus diluted earnings per common share of $0.12 in the prior year period.

Net broadcast revenues from continuing operations were $400.7 million for the nine months ended September 30, 2009, a decrease of 15.6% versus the prior year period result of $474.8 million.  The Company had an operating loss of $45.2 million in the nine-month period versus the prior year period operating income of $126.9 million.  The Company had a net loss attributable to the parent company of $67.9 million in the nine-month period versus net income attributable to the parent company of $37.0 million in the prior year period.  The Company had a diluted loss per common share of $0.85 in the nine-month period versus diluted earnings per common share of $0.42 in the prior year period.

Operating Statistics and Income Statement Highlights:

•                 Political revenues were $1.9 million in the third quarter versus $8.7 million in third quarter 2008.   Revenues from retransmission consent agreements were $28.0 million in the third quarter 2009 as compared to $17.9 million in the third quarter 2008.

•                 Local advertising revenues were down 13.9% in the third quarter 2009 while national advertising revenues were down 26.7% versus the third quarter 2008.  Excluding political revenues, local advertising revenues were down 13.2% and national advertising revenues were down 16.2% in the third quarter.  Advertising spending categories that were down the most were automotive, services, paid programming, movies and telecommunications.  Services, our largest category representing 15.6% of time sales, was down 10.9% while automotive, our second largest category representing 15.3% of time sales, was down 31.4% in the quarter.  Local advertising revenues, excluding political revenues, represented approximately 69% of advertising revenues in the third quarter.

•                 Time sales on our FOX, ABC, MyNetworkTV, CW, CBS and NBC stations were down 17.4%, 21.2%, 13.0%, 22.6%, 24.5% and 30.9% in the third quarter 2009, respectively.

•                 During the quarter, the Company received digital equipment at four stations in exchange for comparable analog equipment as a result of vacating certain analog spectrum to be used for public safety.  As a result, the Company recorded a $0.5 million non-cash gain on the equipment exchange.

•                 During the third quarter 2009, the Company invested $4.3 million, net of cash distributions, in various ventures.

•                 KVMY-TV, the Company’s station in Las Vegas, NV, entered into a network affiliation with Lieberman Television, LLC to provide Spanish-language television programming known as Estrella TV.

•                 In the fourth quarter, options were exercised to extend the affiliation agreements of the stations owned, programmed and/or to which Sinclair provides services that are affiliated with the CW Network, extending the terms of the agreements for an additional year to expire August 31, 2011.

•                 The Company’s outsourcing agreements on WYZZ-TV in Peoria, IL and WUHF-TV in Rochester, NY with Nexstar Broadcasting are scheduled to terminate April 1, 2010.

Balance Sheet and Cash Flow Highlights:

•                 Debt on the balance sheet, net of $10.2 million in cash, was $1,288.9 million at September 30, 2009 versus net debt of $1,304.7 million at June 30, 2009.

•                 As of September 30, 2009, 47.3 million Class A common shares and 32.5 million Class B common shares were outstanding, for a total of 79.8 million common shares outstanding.

•                 Capital expenditures in the third quarter were $2.1 million.

•                 Program contract payments for continuing operations were $18.1 million in the third quarter.

Notes:

“Discontinued Operations” accounting has been adopted in the financial statements for all periods presented in this press release.  As such, the results from operations, net of related income taxes, have been reclassified from income from continuing operations and reflected as net income from discontinued operations.

Amendment of ARB No. 51 (FAS) 160, Noncontrolling Interests in Consolidated Financial Statements, has been adopted for all periods presented in this press release.  As such, minority interests are now recognized in equity separate from the parent’s equity and the net income attributable to the noncontrolling interest is included in the income statement.

(FSP) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion has been adopted for all periods presented in this press release.  As such, our 3% convertible notes are accounted for in its liability and equity components, thereby recording a debt discount.

Prior year amounts have been reclassified to conform to current year GAAP presentation.

Forward-Looking Statements:

The matters discussed in this press release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results.  When used in this press release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified in this release, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television Network and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and the other risk factors set forth in the Company’s most recent reports on Form 10-Q, Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Outlook:

In accordance with Regulation FD, Sinclair is providing public dissemination through this press release of its expectations for certain components of its fourth quarter 2009 and full year 2009 financial performance.  The Company assumes no obligation to update its expectations.  All matters discussed in the “Outlook” section are forward-looking and, as such, readers should not place any undue reliance on this information and should refer to the “Forward-Looking Statements” section above.

“We have started to see signs that perhaps the worst of the recession is over,” commented David Amy, EVP and CFO.  “While we still do not expect to see an immediate robust recovery, improvements in the business are occurring as advertisers are beginning to buy with longer lead times and declines in the core business are getting smaller.”

•                 The Company expects fourth quarter 2009 station net broadcast revenues from continuing operations, before barter, to be approximately $143.3 million to $146.3 million, an 11.0% to 12.8% decline as compared to fourth quarter 2008 station net broadcast revenues of $164.4 million.  This assumes $3.0 million in political revenues as compared to $25.6 million in fourth quarter 2008.  For the full year, the Company is estimating net broadcast revenues of $544.1 million to $547.1 million, down 14.4% to 14.9% to 2008 net broadcast revenues of $639.2 million.  The 2009 full year estimate includes $5.9 million of political revenues versus $41.1 million in 2008.

•                 The Company expects barter revenue and barter expense each to be approximately $14.5 million in the fourth quarter.

•                 The Company expects continuing operations station production expenses and station selling, general and administrative expenses (together, “television expenses”), before barter expense, in the fourth quarter to be approximately $66.6 million, a 10.5% decrease from fourth quarter 2008 television expenses of $74.4 million.  On a full year basis, television expenses are expected to be approximately $264.2 million, down 10.5% as compared to 2008 television expenses of $295.1 million.  The 2009 television expense forecast includes $0.1 million of stock-based compensation expense for the quarter and $0.3 million for the year, as compared to the 2008 actuals of $0.4 million and $1.8 million for the quarter and year, respectively.

•                 The Company expects program contract amortization expense to be approximately $18.2 million in the fourth quarter and $75.8 million for 2009, as compared to the 2008 actuals of $21.2 million and $84.4 million for the quarter and year, respectively.

•                 The Company expects program contract payments to be approximately $21.5 million in the fourth quarter and $82.3 million for 2009, as compared to the 2008 actuals of $21.2 million and $82.3 million for the quarter and year, respectively.

•                 The Company expects corporate overhead to be approximately $6.7 million in the fourth quarter and $25.2 million for 2009, as compared to the 2008 actuals of $6.2 million and $26.3 million for the quarter and year, respectively.  The 2009 corporate expense forecast includes $0.1 million of stock-based compensation expense for the quarter and $0.7 million for the year, as compared to the 2008 actuals of $0.2 million and $4.3 million for the quarter and year, respectively.

•                 The Company expects other operating division revenues less other operating division expenses to be $0.9 million of income in the fourth quarter and $0.1 million of income for 2009, assuming current equity interests, but excluding Acrodyne Industries which closed its business on September 30th, and as compared to the 2008 actuals of a $3.1 million loss and a $4.6 million loss for the quarter and year, respectively.

•                 The Company expects depreciation on property and equipment to be approximately $10.4 million in the fourth quarter and $42.8 million for 2009, assuming the capital expenditure assumptions below, and as compared to the 2008 actuals of $11.0 million and $44.8 million for the quarter and year, respectively.

•                 The Company expects amortization of acquired intangibles to be approximately $4.6 million in the fourth quarter and $22.3 million for 2009, as compared to the 2008 actuals of $4.6 million and $18.3 million for the quarter and year, respectively.

•                 The Company expects net interest expense to be approximately $25.0 million in the fourth quarter and $78.5 million for 2009, assuming no changes in the current interest rate yield curve, changes in debt levels based on the assumptions discussed in this “Outlook” section, the amendment and restatement of the Bank Credit Facility, the tender offers for the 3% and 4.875% convertible bonds and the issuance of the 9.25% second lien notes.  This compares to the 2008 actuals of $21.3 million and $86.9 million for the quarter and year, respectively.

•                 The Company expects a current tax provision from continuing operations of approximately $2.8 million in the fourth quarter and for the full year 2009 based on the assumptions discussed in this “Outlook” section.

•                 The Company expects to spend approximately $3.8 million in capital expenditures in the fourth quarter and approximately $10.8 million in 2009, as compared to the 2008 actuals of $3.5 million and $25.2 million for the quarter and year, respectively.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its third quarter 2009 results on Wednesday, November 4, 2009, at 8:30 a.m. ET.  After the call, an audio replay will be available at www.sbgi.net under “Investor Information/Earnings Webcast.”  The press and the public will be welcome on the call in a listen-only mode.  The dial-in number is (877) 407-9205.

About Sinclair:

Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, owns and operates, programs or provides sales services to 58 television stations in 35 markets.  Sinclair’s television group reaches approximately 22% of U.S. television households and is affiliated with all major networks.  Sinclair owns equity interests in various non-broadcast related companies.

The Company regularly uses its website as a key source of Company information and can be accessed at www.sbgi.net.

Sinclair Broadcast Group, Inc. and Subsidiaries

Preliminary Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUES:
Station broadcast revenues, net of agency commissions	$136,427	$150,119	$400,740	$474,758
Revenues realized from station barter arrangements	13,010	14,562	38,827	45,048
Other operating divisions revenues	10,690	13,510	33,570	38,657
Total revenues	160,127	178,191	473,137	558,463

OPERATING EXPENSES:
Station production expenses	34,368	38,959	106,200	118,226
Station selling, general and administrative expenses	28,484	33,867	91,387	102,498
Expenses recognized from station barter arrangements	11,164	12,760	32,685	40,394
Amortization of program contract costs and net realizable value adjustments	17,021	21,744	57,644	63,247
Other operating divisions expenses	11,280	13,397	34,422	40,076
Depreciation of property and equipment	9,995	11,700	32,456	33,812
Corporate general and administrative expenses	6,109	5,919	18,485	20,123
Amortization of definite-lived intangible assets and other assets	6,230	4,606	17,683	13,692
Gain on asset exchange	(500)	(2,163)	(3,016)	(2,163)
Impairment of goodwill, intangible and other assets	243	—	130,341	1,626
Total operating expenses	124,394	140,789	518,287	431,531
Operating income (loss)	35,733	37,402	(45,150)	126,932

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(17,466)	(21,568)	(53,486)	(66,183)
Interest income	3	224	40	599
Gain (loss) from sale of assets	49	(3)	126	48
Gain from extinguishment of debt	—	432	18,986	146
(Loss) gain from derivative instruments	(50)	—	(102)	999
Income (loss) from equity and cost method investments	453	658	471	(118)
Other income, net	446	451	1,497	1,262
Total other expense	(16,565)	(19,806)	(32,468)	(63,247)
Income (loss) from continuing operations before income taxes	19,168	17,596	(77,618)	63,685
INCOME TAX (PROVISION) BENEFIT	(3,313)	(8,359)	9,129	(28,304)
Income (loss) from continuing operations	15,855	9,237	(68,489)	35,381
DISCONTINUED OPERATIONS:
Income (loss) from discontinued operations, net of related income tax benefit (provision) of $245, ($187), $9, and ($232) respectively	245	(38)	28	9
NET INCOME (LOSS)	16,100	9,199	(68,461)	35,390
Net (income) loss attributable to the noncontrolling interest	(1,162)	991	527	1,571
NET INCOME (LOSS) ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$14,938	$10,190	$(67,934)	$36,961
Dividends declared per share	$—	$0.20	$—	$0.60
BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Earnings (loss) per share from continuing operations	$0.18	$0.12	$(0.85)	$0.42
Earnings per share from discontinued operations	$—	$—	$—	$—
Earnings (loss) per share	$0.19	$0.12	$(0.85)	$0.42
Weighted average common shares outstanding	79,739	86,315	80,036	87,088
Weighted average common and common equivalent shares outstanding	86,155	86,315	80,036	87,092

AMOUNTS ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP COMMON SHAREHOLDERS:
Income (loss) from continuing operations, net of tax	$14,693	$10,228	$(67,962)	$36,952
Income (loss) from discontinued operations, net of tax	245	(38)	28	9
Net income (loss)	$14,938	$10,190	$(67,934)	$36,961

Preliminary Unaudited Consolidated Historical Selected Balance Sheet Data:

(In thousands)

	September 30, 2009	June 30, 2009
Cash & cash equivalents	$10,224	$13,080
Total current assets	183,042	158,240
Total long term assets	1,446,106	1,447,901
Total assets	1,629,148	1,606,141

Current portion of debt	38,452	358,237
Total current liabilities	201,028	500,361
Long term portion of debt	1,260,623	959,573
Total long term liabilities	1,560,294	1,254,436
Total liabilities	1,761,322	1,754,797

Total stockholders’ equity	(132,174)	(148,656)
Total liabilities & stockholders’ equity	$1,629,148	$1,606,141

Unaudited Consolidated Historical Selected Statement of Cash Flows Data:

(In thousands)

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Net cash flow from operating activities	$32,116	$83,575
Net cash flow used in investing activities	(5,942)	(23,668)
Net cash flow used in financing activities	(29,030)	(66,153)

Net decrease in cash & cash equivalents	(2,856)	(6,246)
Cash & cash equivalents, beginning of period	13,080	16,470
Cash & cash equivalents, end of period	$10,224	$10,224

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